Exhibit 99.2

FOR IMMEDIATE RELEASE

MOBILE MINI INITIATES QUARTERLY CASH DIVIDEND

AND AUTHORIZES $125 MILLION SHARE REPURCHASE PROGRAM

Tempe, AZ – November 8, 2013 — Mobile Mini, Inc. (NASDAQ GS: MINI), the world’s leading supplier of portable storage solutions, today announced that its Board of Directors has authorized the payment of quarterly cash dividends, the first cash dividends in the Company’s history, as well as a share repurchase program. The announcement highlights the Company’s confidence in its long-term strategy, operational excellence, expected revenue and earnings growth, and the maintenance of a strong and consistent free cash flow profile.

Capital Allocation Highlights

•	Initiating a regular quarterly cash dividend of $0.17, or $0.68 annually. The initial quarterly dividend will be payable on March 20, 2014 to all common shareholders of record as of March 6, 2014.

•	Authorizing a repurchase program for up to $125 million of common stock in open market and private transactions.

•	The dividend initiation and share repurchase program do not diminish the Company’s ability to aggressively deploy capital for organic growth opportunities or pursue potential acquisitions.

•	Strong balance sheet and stable free cash flow generation supports an ongoing shareholder payout.

•	Targeting debt/adjusted EBITDA between 3.0-4.0x on a sustained basis.

“Our unique market position and superior business model allow us to combine a growth strategy with significant returns to our shareholders. We have a long track record of creating value by aggressively investing in our business,” said Erik Olsson, Mobile Mini’s President and CEO. “Our decision to declare a quarterly dividend is a result of our strong operating results and consistent free cash flow generation. As a result, we have substantial financial flexibility, which enables us to continue to invest in numerous organic and strategic growth opportunities, while at the same time enhancing returns to shareholders.”

Mark Funk, Mobile Mini’s Executive Vice President and Chief Financial Officer added, “Our strong free cash flow totaled $103.5 million over the last twelve months and has enabled us to reduce our debt-to-adjusted EBITDA ratio to approximately 3.5x. The durability of our business model, as evidenced by our performance over the last cycle, its significant operating leverage, and its capacity to generate free cash flow, will continue to support our ongoing growth initiatives, while driving value to our shareholders through the cash dividend and our share repurchase program.”

About Mobile Mini

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index. For more information visit www.mobilemini.com

This news release contains forward-looking statements, including, but not limited to, our ability to invest in and generate growth opportunities, our operating results, such as revenue and earnings growth and free cash flow generation, and enhance returns to shareholders, which involve inherent risks and uncertainties. Statements that are not historical facts, including statements about Mobile Mini, Inc.’s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward looking statements is set forth in Mobile Mini, Inc.’s most recent report on Form 10-K and Mobile Mini’s other documents on file with the Securities and Exchange Commission. Mobile Mini, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:

Mark Funk, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Linda Latman (212) 836-9609
(480) 477-0241 www.mobilemini.com